EXHIBIT 99.1

 BJ's Restaurants, Inc. Opens New Restaurant in Stockton, California

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Sept. 18, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 64th restaurant in Stockton, California, on September 17, 2007. The new BJ's Restaurant & Brewhouse is located at 5733 Pacific Avenue, on a free standing pad near the intersection of Robinhood Drive and Pacific Avenue. The restaurant is approximately 8,500 square feet, contains seating for 270 guests and features BJ's extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "We are very excited to open our newest BJ's Restaurant & Brewhouse in the heart of California's Central Valley in Stockton," commented Jerry Deitchle, President and CEO. "Our opening day sales were very strong for the new Stockton restaurant which, along with our highly productive restaurants in Bakersfield and Fresno, represents our third location in California's Central Valley, where guests have enthusiastically embraced the BJ's brand. The Stockton restaurant is our ninth new restaurant opening for 2007. We currently remain on track to open four more restaurants for 2007 and thereby achieve our stated goal to open as many as 13 new restaurants and increase our total restaurant operating weeks by 20% to 25% this year."

    BJ's Restaurants, Inc. currently owns and operates 64 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (37), Texas (9), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio
(1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 37 of our current 64 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2400.

    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2400